                                                                    Exhibit 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:                                  AT FINANCIAL RELATIONS BOARD
Will Kelly                                       Alison Ziegler   Susan Garland
Treasurer & Manager of Investor Relations        (General info)   (Analyst info)
(423) 743-9151                                   212-445-8432     212-445-8458

FOR IMMEDIATE RELEASE
December 3, 2003

                  NN, INC. RECEIVES NASDAQ NOTIFICATION RELATED
                             TO DELAYED 10-Q FILING

Johnson City,  Tenn -December 3, 2003- NN, Inc.  (Nasdaq:  NNBR) today announced that on November 21, 2003 the Company  announced  that it had delayed the filing of its third  quarter Form 10-Q due November 14, 2003 pending the  resolution of the accounting  treatment  related to two historical  minority interest purchase transactions.

NN  announced  today that it has  received a notice from The Nasdaq Stock Market that the Company is currently in violation of Marketplace  Rule  4310(c)(14) due to the  Company's  failure  to file its  quarterly  report  on Form 10-Q for the period ended September 30, 2003.  Accordingly,  Nasdaq has changed the Company's
trading  symbol  from  "NNBR"  to  "NNBRE"  to  reflect  the  Company's   filing
delinquency and according to standard  practice and has advised the Company that its common stock is subject to delisting  effective December 5, 2003, which will be stayed pending a hearing with the Nasdaq Listing  Qualifications  Panel which has been requested by the Company.  Until the decision by the Hearing Panel, the
Company's  common  stock  will  continue  to trade  on the  Nasdaq  NMS  without interruption.  The Company and its auditor continue to work together to conclude the  necessary  research  related to the  accounting  treatment of the indicated
purchase transactions in an effort to resolve the issue as quickly as possible.

NN,  Inc.   manufacturers  and  supplies  high  precision  bearing   components,
consisting  of  balls,  rollers,  seals  and  retainers,   for  leading  bearing
manufacturers on a global basis and had sales of US $193 million in 2002.